Exhibit 10.1

AMENDMENT LETTER	Orange County Middle Market
18300 Von Karman, Suite 310
Irvine, CA 92612
949-553-6840

May 31, 2012

Pro-Dex, Inc.

2361 McGraw Avenue

Irvine, CA 92614

Attn: Harold A. Hurwitz, CFO & Secretary

Re:	First Amendment (“Amendment”) to the Business Loan Agreement dated February 4, 2011 (this Amendment, and the Business Loan Agreement together called the “Agreement”)

Dear Mr. Hurwitz:

In reference to the Agreement defined above between Union Bank, N.A. (“Bank”) and Pro-Dex, Inc. (“Borrower”) and in consideration of the Bank’s (1) release of certain collateral in connection with Borrower’s sale of certain assets owned by Pro-Dex Astromec, Inc., and (2) consent to allow the collateral to be sold in connection with the sale of such assets, the Bank and Borrower desire to amend the Agreement as set forth below. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

1. Amendments to the Agreement:

(a)	Section 1.2 (k) is hereby amended in its entirety as follows:

“That portion of any Account owed by any single account debtor which exceeds 15% of all of the Accounts, with the exception of Arthrex, Inc. who will be allowed a 35% concentration limit to be reduced by 5% for each 5% increase in Arthrex, Inc. past due Accounts Receivable.”

(b)	Section 4.1 (e) is hereby added as follows:

“Cash and equivalents balances of not less than $2,000,000 to be measured at each fiscal quarter end.”

(c)	Section 4.3 (d) is hereby amended in its entirety as follows:

Within 45 days after the close of each fiscal quarter, except for the final quarter of each fiscal year when 90 days will be allowed, a certification of compliance with all covenants under this Agreement, executed by Borrower’s duly authorized officer, in form acceptable to Bank.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower.

Very truly yours,

UNION BANK, N.A.

By:	/s/ Robert Louvar
Robert Louvar
Title:	Vice President

Agreed to and Accepted.

day of May, 2012

Pro-Dex, Inc.

By:	/s/ Michael J. Berthelot
Michael J. Berthelot
Title:	CEO

By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Title:	CFO & Secretary

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